UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018 (March 22, 2018)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2018, Brown-Forman Corporation (the “Company”) completed the sale of $600,000,000 aggregate principal amount of 3.500% Notes due 2025 (the “2025 Notes”) and $300,000,000 aggregate principal amount of 4.000% Notes due 2038 (the “2038 Notes” and collectively with the 2025 Notes, the “Notes”). We intend to use the net proceeds from this offering for general corporate purposes, including dividends, repurchases of stock by the Company pursuant to any authorized stock repurchase program or otherwise, repaying, redeeming or repurchasing existing debt, including commercial paper, and for working capital, capital expenditures, acquisitions and funding our pension plan obligations. A portion of the proceeds will be used to pay the Company’s recently announced special cash dividend in the aggregate amount of approximately $480.9 million, which will be paid on April 23, 2018 to stockholders of record on April 2, 2018.

The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated March 22, 2018, among the Company, Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (collectively the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Notes were issued pursuant to an indenture (the “base indenture”) dated as of April 2, 2007, as supplemented by a first supplemental indenture dated as of December 13, 2010 and a second supplemental indenture dates as of June 24, 2015 (collectively with the base indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Pursuant to the Indenture, the Company executed an Officers’ Certificate dated March 26, 2018 (the “Officers’ Certificate”) setting forth the terms of the Notes.

Interest on the 2025 Notes will accrue at the rate of 3.500% per year. Interest on the 2038 Notes will accrue at the rate of 4.000% per year. Interest on the Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2018. The 2025 Notes will mature on April 15, 2025 and the 2038 Notes will mature on October 15, 2038.

The Company may redeem the Notes, in whole or in part, at any time prior to their maturity at the redemption prices set forth in the Notes.

The Indenture provides for customary events of default and further provides that the Trustee or the holders of 51% or more in aggregate principal amount of the outstanding Notes of a series may declare such Notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.

The Notes were offered and sold by the Company pursuant to its automatic shelf registration statement, as defined in Rule 405 of the Securities Act of 1933, as amended, on Form S-3 (File Number 333-205183), filed with the Securities and Exchange Commission on June 24, 2015.

The above description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the Officers’ Certificate pursuant to the Indenture setting forth the terms of the Notes, the form of 3.500% Note due 2025 representing the 2025 Notes and the form of 4.000% Note due 2038 representing the 2038 Notes, which are filed as exhibits to this report and are incorporated herein by reference or are otherwise incorporated into this report by reference.

Certain of the Underwriters and their respective affiliates have provided and in the future may continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and will receive customary compensation. Certain of the Underwriters and certain affiliates of the Underwriters are parties to the Company’s Credit Agreement dated as of November 10, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Notes, dated March 22, 2018, by and among Brown-Forman Corporation, Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

4.4	Officers’ Certificate dated March 26, 2018, pursuant to the indenture dated April 2, 2007, as supplemented by the first supplemental indenture dated as of December 13, 2010, and the second supplemental indenture dated as of June 24, 2015, between Brown-Forman Corporation and U.S. Bank National Association, as trustee setting forth the terms of each series of Notes.

4.5	Form of 3.500% Note due 2025.

4.6	Form of 4.000% Note due 2038.

5.1	Opinion of Hogan Lovells US LLP.

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

Previously Filed Exhibit Index

4.1	Indenture between Brown-Forman and U.S. Bank National Association, as trustee, dated April 2, 2007, which is incorporated into this report by reference to Brown-Forman Corporation’s Form 8-K filed on April 3, 2007.

4.2	First Supplemental Indenture between Brown-Forman and U.S. Bank National Association, as trustee, dated December 13, 2010, which is incorporated into this report by reference to Brown-Forman Corporation’s Form S-3ASR filed on December 13, 2010.

4.3	Second Supplemental Indenture between Brown-Forman and U.S. Bank National Association, as trustee, dated June 24, 2015, which is incorporated into this report by reference to Brown-Forman Corporation’s Form S-3ASR filed on June 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: March 26, 2018	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Vice President, Managing Attorney and Assistant Corporate Secretary